SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ___________

 FORM 8-K
___________

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 13, 2009

ARTCRAFT V, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-50818	26-0744863
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Room 1131, XianKeJiDian Building
BaGuaSi Road Futian District
Shenzhen City, China 518029
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

011-86775 23990959
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)
===============================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01.  Entry Into a Material Definitive Agreement

On August 14, 2009, due to certain economic conditions, we entered into an Agreement on Transfer of Shares of Top Interest International Limited (“Top Interest”), our wholly owned subsidiary, to Mr. Xu Zu Da (the “Agreement”).  Mr. Xu Zu Da is the president of Top Interest and shareholder of Artcraft V, Inc. As of August 13, Top Interest has no assets and liabilities. Pursuant to the terms of the agreement, we agreed to transfer all the ownership interest of Top Interest to Mr. Xu Zu Da.  As a result of this transaction, Mr. Xu Zu Da is now the legal owner of Top Interest and we no longer have an interest in TopInterest.

 A copy of the Agreement is filed as Exhibit to this Current Report.

ITEM 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None; not applicable.

(b)	Pro Forma Financial Information.

None; not applicable.

(c)	Exhibits.

Exhibit Number	Description

10.1	Share Transfer Agreement between Artcraft V, Inc. and Xu Zu Da dated August 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTCRAFT V, INC.

Date: August 18, 2009	By:	/s/ Li Te Xiao
Li Te Xiao
Title
Chief Executive Officer